Exhibit 10.5

Second Amendment to Amended and Restated Employment Agreement

1.           This second amendment (the “Second Amendment”) is made by B/E Aerospace, Inc. (the “Company”) and Ryan M. Patch (“Executive”), parties to that certain Amended and Restated Employment Agreement dated July 29, 2013 (the “Agreement”).

2.           The Agreement is amended as follows:

In the second sentence of Section 5(a) of the Agreement, the phrase “or (ii)” shall be deleted and replaced by the phrase “(ii) for purposes of Section 5(f), and following the occurrence of a Change of Control, the date of the Change of Control, or (iii)”.

3.           Except as set forth in this Second Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms, and any previous amendments thereto. If there is conflict between this Second Amendment and the Agreement or any earlier amendment, the terms of this Second Amendment will prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date written below.

EXECUTIVE

/s/ Ryan M. Patch
Ryan M. Patch

Dated:	May 12, 2014

B/E Aerospace, Inc.

/s/ Thomas P. McCaffrey
Thomas P. McCaffrey
Senior Vice President and Chief Financial Officer

Dated:	May 12, 2014